Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS SECOND QUARTER RESULTS
Announces Restructuring to Accelerate Transition to Cloud and Mobile Computing

SAN RAFAEL, Calif., AUGUST 23, 2012-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal year 2013.

Second Quarter Fiscal 2013

•	Revenue was $569 million, an increase of 4 percent compared to the second quarter of fiscal 2012.

•	GAAP operating margin was 16 percent, compared to 17 percent in the second quarter of fiscal 2012.

•	Non-GAAP operating margin was 25 percent, consistent with the second quarter of fiscal 2012. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.28, compared to $0.30 in the second quarter of fiscal 2012.

•	Non-GAAP diluted earnings per share were $0.48, compared to $0.44 in the second quarter of fiscal 2012.

•	Cash flow from operating activities was $107 million, compared to $132 million in the second quarter of fiscal 2012.

"Our own execution challenges, combined with an uneven global economy, resulted in disappointing revenue results for the quarter,” said Carl Bass, Autodesk president and CEO. “Organizational changes we made within the company earlier this year slowed us down during the quarter. Despite our second quarter results, the changes better position Autodesk to meet the needs of our customers. We are focused on working through our internal challenges as rapidly as possible."

"Given the uneven macroeconomic environment and the company's desire to deliver operating margin improvement, we have taken a prudent approach to spending in fiscal 2013," continued Bass. "Our ongoing cost management measures contributed to the delivery of non-GAAP EPS within our guidance range for the second quarter."

Second Quarter Operational Overview

EMEA revenue was $210 million, a decrease of 1 percent compared to the second quarter last year as reported and an increase of 1 percent on a constant currency basis. Revenue in the Americas was $199 million, an increase of 4 percent compared to the second quarter last year. Revenue in Asia Pacific was a record $161 million, an increase of 12 percent compared to the second quarter last year as reported and 10 percent on a constant currency basis. Revenue from emerging economies was $88 million, flat compared to the second quarter last year as reported and an increase of 2 percent on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the second quarter.

Revenue from the Platform Solutions and Emerging Business segment was $218 million, an increase of 10 percent compared to the second quarter last year. Revenue from the AEC business segment was $161 million, an increase of 2 percent compared to the second quarter last year. Revenue from the Manufacturing business segment was $141 million, an increase of 4 percent compared to the second quarter last year. Revenue from the Media and Entertainment business segment was $49 million, a decrease of 10 percent compared to the second quarter last year.

Revenue from Flagship products was $318 million, an increase of 3 percent compared to the second quarter last year. Revenue from Suites was $166 million, an increase of 5 percent compared to the second quarter last year. Revenue from New and Adjacent products was $85 million, an increase of 5 percent compared to the second quarter last year.

Deferred revenue at the end of the second quarter was a record high of $752 million, an increase of 17 percent compared to the second quarter last year.

Restructuring

As part of today's announcement, Autodesk shared plans for a restructuring related to executing on the company's strategy including its continuing shift to cloud and mobile computing. While Autodesk is reducing its overall staffing levels in the near-term, the company will continue to invest in key development areas. In addition, the company intends to consolidate certain leased facilities.

The company anticipates taking a pre-tax charge in the range of $50 million to $60 million in connection with the restructuring. Approximately $40 million to $45 million of the pre-tax charges will be taken in the third quarter of fiscal 2013. Most of the remaining charge will be taken in the fourth quarter of fiscal 2013.

“This restructuring is squarely focused on our continued transformation and shift to more cloud and mobile computing," continued Bass. "This action allows us to continue to invest in recruiting and hiring people who can bring Autodesk the skills and experience that are critical for achieving our mid and long-term goals. As part of the ongoing platform shift, it's clear to us that design and engineering software will move to cloud and mobile platforms. Cloud and mobile has been a major investment area for Autodesk over the past couple of years and this restructuring will accelerate our progress as we intend to further invest in employees with expertise and skill sets essential to this transition. Additionally, this restructuring helps us reduce costs and streamline the organization as a continuation of the activities we began earlier this year."

Separately, in response to the company's second quarter performance, the uneven economic environment, and outlook for the rest of the year, Autodesk is implementing further spend management measures, such as reducing non-sales related travel and the number of its contractors.

The company expects the combined restructuring and cost savings initiatives, partially offset by planned investments, will result in pre-tax spend (operating expenses plus cost of goods sold) increasing in the second half of fiscal 2013 by between 7 and 11 percent compared to the second half of fiscal 2012 on a GAAP basis and ranging between -2 and 2 percent on a non-GAAP basis. The difference between GAAP and non-GAAP in the pre-tax spend range comparisons is due to the exclusion from non-GAAP pre-tax spend of approximately 5 percent related to stock-based compensation expense, approximately 2 percent for the amortization of acquisition related intangibles, and approximately 2 percent related to restructuring charges, which are included in total GAAP pre-tax spend.

"Although the economic environment is challenging, our market opportunity and prospects remain strong and we remain committed to achieving our long-term growth targets by the end of fiscal 2015," concluded Bass.

Business Outlook
The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the third quarter and full year fiscal 2013 assumes a continuation of the current economic environment and foreign exchange currency rate environment.

Third Quarter Fiscal 2013

3Q FY13 Guidance Metrics	3Q FY13 (ending October 31, 2012)
Revenue (in millions)	$550 to $570
EPS GAAP	$0.02 to $0.07
EPS Non-GAAP	$0.40 to $0.45
Non-GAAP earnings per diluted share exclude $0.18 related to stock-based compensation expense, $0.12 related to restructuring charges, and $0.08 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2013
Net revenue for fiscal 2013 is now expected to increase by 4 percent to 6 percent compared to fiscal 2012. Autodesk now anticipates fiscal 2013 GAAP operating margin to decrease by approximately 210 basis points and non-GAAP operating margin to increase by approximately 150 basis points compared to fiscal 2012.  A reconciliation between the GAAP and non-GAAP estimates for fiscal 2013 is provided in the tables following this press release.

Both third quarter fiscal 2013 and full year fiscal 2013 outlooks assume annual effective tax rates of approximately 25 percent and 25.5 percent for GAAP and non-GAAP results, respectively. These rate do not include the federal R&D tax credit benefit, which expired on December 31, 2011, or one-time discrete items. The assumed effective tax rate will be adjusted if or when there is a renewal of the tax credit.

Earnings Conference Call and Webcast
Autodesk will host its second quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our long term revenue and non-GAAP operating margin targets, the effectiveness of efforts to reduce our operating expenses, statements in the paragraphs under “Restructuring” and “Business Outlook” above, and other statements regarding our expected strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; the success of our internal reorganization and restructuring activities; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; failure to successfully incorporate sales of licenses of products suites into our overall sales strategy; weak or negative growth in the industries we serve; failure to successfully expand adoption of our products; slowing momentum in maintenance billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; failure of key new applications to achieve anticipated levels of customer acceptance; failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants; the expense and impact of legal or regulatory proceedings; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's report on Form 10-K for the year ended January 31, 2012 and Form 10-Q for the quarter ended April 30, 2012, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries - including the last 17 Academy Award winners for Best Visual Effects - use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2012 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2012	2011	2012	2011
	(Unaudited)
Net revenue:
License and other	$340.5	$333.0	$701.5	$656.0
Maintenance	228.2	213.3	455.8	418.6
Total net revenue	568.7	546.3	1,157.3	1,074.6
Cost of revenue:
Cost of license and other revenue	49.1	45.7	96.2	88.3
Cost of maintenance revenue	10.7	11.7	22.4	23.7
Total cost of revenue	59.8	57.4	118.6	112.0
Gross profit	508.9	488.9	1,038.7	962.6
Operating expenses:
Marketing and sales	212.4	201.0	435.6	402.9
Research and development	144.9	139.2	297.6	275.8
General and administrative	58.7	55.0	118.6	111.6
Restructuring benefits	—	(1.3)	—	(1.3)
Total operating expenses	416.0	393.9	851.8	789.0
Income from operations	92.9	95.0	186.9	173.6
Interest and other income (expense), net	(0.8)	(0.8)	2.7	5.1
Income before income taxes	92.1	94.2	189.6	178.7
Provision for income taxes	(27.5)	(23.0)	(46.1)	(38.2)
Net income	$64.6	$71.2	$143.5	$140.5
Basic net income per share	$0.28	$0.31	$0.63	$0.61
Diluted net income per share	$0.28	$0.30	$0.62	$0.59
Weighted average shares used in computing basic net income per share	227.8	229.4	228.0	228.8
Weighted average shares used in computing diluted net income per share	232.1	236.6	233.1	236.9

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2012	2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$930.2	$1,156.9
Marketable securities	500.5	254.4
Accounts receivable, net	361.4	395.1
Deferred income taxes	44.8	30.1
Prepaid expenses and other current assets	65.8	59.4
Total current assets	1,902.7	1,895.9
Marketable securities	286.1	192.8
Computer equipment, software, furniture and leasehold improvements, net	109.0	104.5
Purchased technologies, net	71.4	84.6
Goodwill	739.2	682.4
Deferred income taxes, net	136.8	135.8
Other assets	130.7	131.8
	$3,375.9	$3,227.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82.9	$89.3
Accrued compensation	136.6	183.9
Accrued income taxes	17.0	14.4
Deferred revenue	590.9	582.3
Other accrued liabilities	74.0	84.2
Total current liabilities	901.4	954.1
Deferred revenue	161.1	136.9
Long term income taxes payable	179.0	174.8
Other liabilities	83.1	79.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,457.3	1,365.4
Accumulated other comprehensive income	0.6	5.9
Retained earnings	593.4	511.6
Total stockholders’ equity	2,051.3	1,882.9
	$3,375.9	$3,227.8

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended July 31,
	2012	2011
	(Unaudited)
Operating activities:
Net income	$143.5	$140.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58.1	54.2
Stock-based compensation expense	66.9	53.2
Excess tax benefits from stock-based compensation	(28.1)	(13.5)
Restructuring benefits	—	(1.3)
Other operating activities	3.9	—
Changes in operating assets and liabilities, net of business combinations	2.1	27.5
Net cash provided by operating activities	246.4	260.6
Investing activities:
Purchases of marketable securities	(725.3)	(307.8)
Sales of marketable securities	138.9	61.6
Maturities of marketable securities	250.5	220.7
Capital expenditures	(28.2)	(39.8)
Acquisitions, net of cash acquired	(69.2)	(94.4)
Other investing activities	(18.0)	(15.1)
Net cash used in investing activities	(451.3)	(174.8)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	158.8	129.6
Repurchases of common stock	(210.3)	(169.4)
Excess tax benefits from stock-based compensation	28.1	13.5
Net cash used in financing activities	(23.4)	(26.3)
Effect of exchange rate changes on cash and cash equivalents	1.6	(3.1)
Net increase (decrease) in cash and cash equivalents	(226.7)	56.4
Cash and cash equivalents at beginning of fiscal year	1,156.9	1,075.1
Cash and cash equivalents at end of period	$930.2	$1,131.5

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, amortization of purchased intangibles, restructuring charges, gain and loss on strategic investments, discrete tax provision items and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$49.1	$45.7	$96.2	$88.3
Stock-based compensation expense	(1.2)	(1.0)	(2.5)	(1.9)
Amortization of developed technology	(9.6)	(8.5)	(19.4)	(16.6)
Non-GAAP cost of license and other revenue	$38.3	$36.2	$74.3	$69.8

GAAP gross profit	$508.9	$488.9	$1,038.7	$962.6
Stock-based compensation expense	1.2	1.0	2.5	1.9
Amortization of developed technology	9.6	8.5	19.4	16.6
Non-GAAP gross profit	$519.7	$498.4	$1,060.6	$981.1

GAAP marketing and sales	$212.4	$201.0	$435.6	$402.9
Stock-based compensation expense	(16.1)	(11.3)	(30.7)	(23.1)
Non-GAAP marketing and sales	$196.3	$189.7	$404.9	$379.8

GAAP research and development	$144.9	$139.2	$297.6	$275.8
Stock-based compensation expense	(10.4)	(9.8)	(21.5)	(18.7)
Non-GAAP research and development	$134.5	$129.4	$276.1	$257.1

GAAP general and administrative	$58.7	$55.0	$118.6	$111.6
Stock-based compensation expense	(5.8)	(5.2)	(12.2)	(9.5)
Amortization of customer relationships and trade names	(7.9)	(9.3)	(15.7)	(15.8)
Non-GAAP general and administrative	$45.0	$40.5	$90.7	$86.3

GAAP restructuring benefits	$—	$(1.3)	$—	$(1.3)
Restructuring benefits	—	1.3	—	1.3

Non-GAAP restructuring benefits	$—	$—	$—	$—

GAAP operating expenses	$416.0	$393.9	$851.8	$789.0
Stock-based compensation expense	(32.3)	(26.3)	(64.4)	(51.3)
Restructuring benefits	—	1.3	—	1.3
Amortization of customer relationships and trade names	(7.9)	(9.3)	(15.7)	(15.8)
Non-GAAP operating expenses	$375.8	$359.6	$771.7	$723.2

GAAP income from operations	$92.9	$95.0	$186.9	$173.6
Stock-based compensation expense	33.5	27.3	66.9	53.2
Restructuring benefits	—	(1.3)	—	(1.3)
Amortization of developed technology	9.6	8.5	19.4	16.6
Amortization of customer relationships and trade names	7.9	9.3	15.7	15.8
Non-GAAP income from operations	$143.9	$138.8	$288.9	$257.9

GAAP interest and other income (expense)	$(0.8)	$(0.8)	$2.7	$5.1
(Gain) loss on strategic investments (1)	5.0	—	3.9	—
Non-GAAP interest and other income (expense)	$4.2	$(0.8)	$6.6	$5.1

GAAP provision for income taxes	$(27.5)	$(23.0)	$(46.1)	$(38.2)
Discrete GAAP tax provision items	2.7	0.9	(3.6)	(3.2)
Income tax effect of non-GAAP adjustments	(12.2)	(12.4)	(25.6)	(24.4)
Non-GAAP provision for income tax	$(37.0)	$(34.5)	$(75.3)	$(65.8)

GAAP net income	$64.6	$71.2	$143.5	$140.5
Stock-based compensation expense	33.5	27.3	66.9	53.2
Amortization of developed technology	9.6	8.5	19.4	16.6
Amortization of customer relationships and trade names	7.9	9.3	15.7	15.8
Restructuring benefits	—	(1.3)	—	(1.3)
(Gain) loss on strategic investments (1)	5.0	—	3.9	—
Discrete GAAP tax provision items	2.7	0.9	(3.6)	(3.2)
Income tax effect of non-GAAP adjustments	(12.2)	(12.4)	(25.6)	(24.4)
Non-GAAP net income	$111.1	$103.5	$220.2	$197.2

GAAP diluted net income per share	$0.28	$0.30	$0.62	$0.59
Stock-based compensation expense	0.15	0.12	0.29	0.22
Amortization of developed technology	0.04	0.04	0.08	0.07
Amortization of customer relationships and trade names	0.03	0.04	0.06	0.07
Restructuring benefits	—	(0.01)	—	(0.01)
(Gain) loss on strategic investments (1)	0.02	—	0.02	—
Discrete GAAP tax provision items	0.01	0.01	(0.02)	(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.06)	(0.11)	(0.10)
Non-GAAP diluted net income per share	$0.48	$0.44	$0.94	$0.83

(1) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Autodesk

Other Supplemental Financial Information (a)

Fiscal Year 2013	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$589	$569			$1,157
License and Other Revenue	$361	$341			$702
Maintenance Revenue	$228	$228			$456

GAAP Gross Margin	90%	89%			90%
Non-GAAP Gross Margin (1)(2)	92%	91%			92%

GAAP Operating Expenses	$436	$416			$852
GAAP Operating Margin	16%	16%			16%
GAAP Net Income	$79	$65			$144
GAAP Diluted Net Income Per Share (b)	$0.34	$0.28			$0.62

Non-GAAP Operating Expenses (1)(3)	$396	$376			$772
Non-GAAP Operating Margin (1)(4)	25%	25%			25%
Non-GAAP Net Income (1)(5)(c)	$109	$111			$220
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.47	$0.48			$0.94

Total Cash and Marketable Securities	$1,796	$1,717			$1,717
Days Sales Outstanding	46	58			58
Capital Expenditures	$12	$17			$28
Cash Flow from Operating Activities	$139	$107			$246
GAAP Depreciation and Amortization	$29	$29			$58

Deferred Maintenance Revenue Balance	$648	$672			$672

Revenue by Geography (in millions):
Americas	$208	$199			$406
Europe, Middle East and Africa	$224	$210			$434
Asia Pacific	$157	$161			$317
% of Total Rev from Emerging Economies	14%	15%			15%

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$229	$218			$447
Architecture, Engineering and Construction	$163	$161			$324
Manufacturing	$146	$141			$287
Media and Entertainment	$51	$49			$99

Other Revenue Statistics:
% of Total Rev from Flagship	57%	56%			57%

% of Total Rev from Suites	28%	29%			29%
% of Total Rev from New and Adjacent	15%	15%			15%
% of Total Rev from AutoCAD and AutoCAD LT	35%	34%			35%
Upgrade and Crossgrade Revenue (in millions)	$47	$32			$79

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$14	$(1)			$12
FX Impact on Cost of Revenue and Total Operating Expenses	$(2)	$6			$5
FX Impact on Operating Income	$12	$5			$17

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$216	$204			$420
Architecture, Engineering and Construction	$149	$146			$295
Manufacturing	$134	$130			$264
Media and Entertainment	$42	$39			$81
Unallocated amounts	$(11)	$(11)			$(22)

Common Stock Statistics (in millions):
Common Shares Outstanding	229.7	226.7			226.7
Fully Diluted Weighted Average Shares Outstanding	234.1	232.1			233.1
Shares Repurchased	2.5	3.4			5.9

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating margin. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investment, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
(2) GAAP Gross Margin	90%	89%			90%
Stock-based compensation expense	—%	—%			—%
Amortization of developed technology	2%	2%			2%
Non-GAAP Gross Margin	92%	91%			92%

(3) GAAP Operating Expenses	$436	$416			$852
Stock-based compensation expense	(32)	(32)			(64)
Restructuring (benefits) charges, net	—	—			—

Amortization of customer relationships and trade names	(8)	(8)	(16)
Non-GAAP Operating Expenses	$396	$376	$772

(4) GAAP Operating Margin	16%	16%	16%
Stock-based compensation expense	6%	6%	6%
Amortization of developed technology	2%	2%	2%
Amortization of customer relationships and trade names	1%	1%	1%
Restructuring (benefits) charges, net	—%	—%	—%
Non-GAAP Operating Margin	25%	25%	25%

(5) GAAP Net Income	$79	$65	$144
Stock-based compensation expense	33	34	67
Amortization of developed technology	10	10	19
Amortization of customer relationships and trade names	8	8	16
Restructuring (benefits) charges, net	—	—	—
(Gain) loss on strategic investments (7)	(1)	5	4
Discrete GAAP tax provision items	(6)	3	(4)
Income tax effect of non-GAAP adjustments	(14)	(12)	(26)
Non-GAAP Net Income	$109	$111	$220

(6) GAAP Diluted Net Income Per Share	$0.34	$0.28	$0.62
Stock-based compensation expense	0.14	0.15	0.29
Amortization of developed technology	0.04	0.04	0.08
Amortization of customer relationships and trade names	0.03	0.03	0.06
Restructuring (benefits) charges, net	—	—	—
(Gain) loss on strategic investments (7)	—	0.02	0.02
Discrete GAAP tax provision items	(0.03)	0.01	(0.02)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.11)
Non-GAAP Diluted Net Income Per Share	$0.47	$0.48	$0.94

(7) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Reconciliation for Fiscal 2013:
The following is a reconciliation of anticipated fiscal 2013 GAAP and non-GAAP operating margins:

	FISCAL 2013
GAAP operating margin basis point improvement over prior year	(210)
Stock-based compensation expense	160
Amortization of purchased intangibles	(10)
Gain and loss on strategic investments	10
Restructuring charges	200
Non-GAAP operating margin basis point improvement over prior year	150

Reconciliation for Long Term Operating Margins:

Autodesk is not able to provide targets for our long term (ending with fiscal year 2015) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.